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                                                                    Exhibit 10.1


                        MID-CAREER HIRE PENSION AGREEMENT

                  This is an AGREEMENT dated March 30, 1998 ("Agreement"), by and between VLASIC FOODS INTERNATIONAL INC. ("Company") and ROBERT F. BERNSTOCK ("Bernstock").

SECTION 1. PURPOSE

         The purpose of the Agreement is to provide Bernstock with retirement benefits that supplement the retirement income that he is to receive from designated Company sources, including the Qualified Plan and the Nonqualified Plans.

SECTION 2. DEFINITIONS

         The following words and phrases, as used in this Agreement, shall have these meanings:

         (a) "Adjusted Final Pay" means Bernstock's Final Pay, as that term is defined in the Qualified Plan, but for this Agreement including in "Annualized Earnings," as that term is defined in the Qualified Plan, and contingent awards of incentive compensation awarded under the Vlasic Foods International Inc. Annual Incentive Plan.

         (b) "Board" means the Board of Directors of the Company.

         (c) "Campbell Group" means Campbell Soup Company and all of its Subsidiaries.

         (d) "Committee" means the Compensation and Organization Committee of the Board.

         (e) "Company" means Vlasic Foods International Inc. and its successors and assigns.
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         (f) "Effective Retirement Date" means Bernstock's Effective Retirement
Date, as that term is defined in the Qualified Plan.

         (g) "Normal Retirement Date" means Bernstock's Normal Retirement Date, as that term is defined in the Qualified Plan.

         (h) "Nonqualified Plans" means the Company's excess benefit pension arrangements as in effect from time to time on and after the date of this Agreement, but not including the arrangement under this Agreement or any other supplemental pension arrangement adopted on or after the date of this Agreement.

         (i) "Qualified Plan" means the Vlasic Foods International Inc. Retirement and Pension Plan for Salaried Employees as in effect on and after the date of this Agreement.

         (j) "Social Security Covered Compensation" means the average annual amount of compensation on which the old age benefits for an individual age 65 would be computed under the Federal Social Security Act in effect at the time of termination of his or her employment, assuming such individual had always earned compensation at least equal to the wage base subject to tax under the Federal Insurance Contributions Act.

         (k) "Subsidiary" means a corporation, the majority of the voting stock of which is owned directly or indirectly by the Company.

         (l) "Vlasic Group" means the Company and all of its Subsidiaries.

         (m) "Years of Service" means all Bernstock's Years of Service, as that term is defined in the Qualified Plan, in the employ of the Company, any Subsidiary and the Campbell Group.


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SECTION 3. ELIGIBILITY

         Bernstock shall be eligible for benefits under this Agreement in accordance with its terms.

SECTION 4. VESTING AND BENEFITS

         (a) Voluntary Resignation Before Age 55. If Bernstock voluntarily resigns without the consent of the Company before attaining age 55, he shall automatically forfeit all benefits under this Agreement.

         (b) Termination by the Company Before Age 55. If Bernstock is terminated by the Company prior to attaining age 55, for other than Cause, as defined in Section 13(c), he shall be vested in the Accelerated Benefit only (see Section 7).

         (c) Retirement On or After Age 55. If Bernstock retires on or after age 55, he shall be vested in the Income Replacement Benefit only (see Section 7).

SECTION 5. DEATH AND DISABILITY BENEFITS

         (a) If Bernstock's employment terminates prior to his attaining age 55, due to death or Total Disability, as defined in the Qualified Plan, Bernstock or his beneficiary shall be immediately vested in and entitled to the Accelerated Benefit (see Section 7) based upon his Years of Service to the date of his death or total disability.

         (b) If Bernstock's employment terminates due to death or Total Disability after he has attained age 55, Bernstock or his beneficiary shall be entitled to the Income Replacement Benefit (see Section 7) based on Years of Service to the date of the death or total disability.


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SECTION 6. CONDITIONS TO BENEFIT ENTITLEMENT

         Subject to the provisions of Section 10(d), each payment of benefits under this Agreement shall be subject to the conditions that:

         (a) Bernstock's employment with the Vlasic Group shall not have been terminated for Cause; and

         (b) prior to such payment, Bernstock shall not have engaged in conduct materially detrimental to the interests of the Company or any Subsidiary, including, without limitation, engaging in any business competitive with a business in which the Company or a Subsidiary (i) was engaged at any time during Bernstock's employment with the Vlasic Group, and (ii) is engaged at the time Bernstock is engaged in the competitive business.

SECTION 7. BENEFIT FORMULAS

         A. Accelerated Benefit Formula

         A straight life annuity, payable in monthly installments commencing on Bernstock's Normal Retirement Date and with 60 monthly installments guaranteed, equal to the excess, if any, of (a) over (b) where:

         (a) is the sum of:

         (i) two and four-tenths percent (2.4%) of his Adjusted Final Pay up to the Social Security Covered Compensation multiplied by his Years of Service not in excess of five (5), plus one and two tenths percent (1.2%) of his Adjusted Final Pay up to the Social Security Covered Compensation multiplied by his Years of Service in excess of five (5) but not in excess of twenty (20), plus


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         (ii)  three and six tenths percent (3.6%) of his Adjusted Final Pay in excess of the Social Security Covered Compensation multiplied by his Years of Service not in excess of five (5) plus one and eight tenths percent (1.8%) of his Adjusted Final Pay in excess of the Social Security Covered Compensation multiplied by his Years of Service in excess of five (5) but not in excess of twenty (20); and

         (b)   is the sum of:

         (i) the straight life annuity payable to Bernstock in monthly installments, commencing on his Normal Retirement Date and with 60 monthly installments guaranteed, under the Qualified Plan;

         (ii) the annual retirement benefit payable to Bernstock on a five-year certain and life annuity basis commencing on his Normal Retirement Date under the Nonqualified Plans; and

         (iii) an imputed benefit calculated using a straight life annuity as if payable in monthly installments, commencing on Bernstock's Normal Retirement Date and with 60 monthly installments guaranteed, under the Qualified Plan based upon the following assumptions:

         (A) Final Average Pay equals Bernstock's annual salary on the date he was employed by the Campbell Group, and

         (B) Years of Service equal the number of whole years between Bernstock's age at date of hire by the Campbell Group and 32, but such imputed Years of Service shall be limited to the lesser of (1) actual Years of Service under the Qualified Plan or (2) 10 years.


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         B. Income Replacement Benefit Formula

         A straight life annuity, payable in monthly installments commencing on Bernstock's Normal Retirement Date and with 60 monthly installments guaranteed, equal to the excess, if any, of (a) over (b) where:

         (a) equals 45% of Adjusted Final Pay reduced by one and eight tenths percent (1.8%) for each year Bernstock's age is below age 62 at date of retirement; and

         (b)   is the sum of

         (i) the straight life annuity payable to Bernstock in monthly installments, commencing on his Normal Retirement Date and with 60 monthly installments guaranteed, under the Qualified Plan;

         (ii) the annual retirement benefit payable to Bernstock on a five-year certain and life annuity basis commencing on his Normal Retirement Date under the Nonqualified Plans; and

         (iii) an imputed benefit calculated using a straight life annuity as if payable in monthly installments, commencing on Bernstock's Normal Retirement Date and with 60 monthly installments guaranteed, under the Qualified Plan based upon the following assumptions:

         (A) Final Average Pay equals the annual salary of Bernstock on the date he was employed by the Campbell Group, and

         (B) Years of Service equal the number of whole years between Bernstock's age at date of hire by the Campbell Group and 32, but such imputed Years of Service shall be limited to the lesser of (1) actual Years of Service under the Qualified Plan or (2) 10 years.


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SECTION 8. TIME AND FORM OF PAYMENT; BENEFICIARY.

         (a) The annual retirement benefit payable under this Agreement shall be paid commencing at the same time and with the same reductions, if any, for commencement of benefits before Normal Retirement Date, and in the same optional form, and shall be provided with the same death benefits after retirement, if any, as Bernstock's retirement benefits under the Qualified Plan. Any adjustments and reductions shall be made using the same actuarial factors as apply under the Qualified Plan.

         (b) If no retirement benefits are payable to Bernstock under the Qualified Plan, then he:

         (i) may elect a joint and survivor or any other optional form of payment provided under the Qualified Plan for payment of his benefits under this Agreement;

         (ii) may elect to receive his benefits under this Agreement commencing at the same time as he would be permitted to receive retirement benefits under the Qualified Plan if he were fully vested thereunder; and

         (iii) shall be provided the same death benefits after retirement and optional forms of payment with respect to his benefits under this Agreement as would be provided under the Qualified Plan if Bernstock were fully vested thereunder. In clauses (i), (ii) and (iii) above, the same terms and conditions (including without limitation actuarial adjustments, early retirement reduction factors, coverage charges, and election requirements) shall apply as would apply under the Qualified Plan.


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         (c) Bernstock's beneficiary under the Qualified Plan shall automatically be deemed to be designated as the recipient of the retirement benefits, if any, payable under this Agreement in the event of Bernstock's death. If no benefits are payable to Bernstock under the Qualified Plan, he may designate a beneficiary to receive the portion, if any, of the benefits payable under this Agreement in the event of his death, on the same terms and conditions as apply to the designation of a beneficiary under the Qualified Plan.

SECTION 9.  RETIREE MEDICAL BENEFITS

         If Bernstock is not eligible to participate in the Vlasic Foods International Inc. Retiree Medical Plan because he does not have the requisite period of service, then he shall be eligible to receive under this Agreement the same benefits as provided under the Vlasic Foods International Inc. Retiree Medical Plan. If Bernstock is receiving retiree medical benefits under this Agreement because of total disability and is no longer totally disabled and is under age 55, such benefits will cease.

SECTION 10. GENERAL PROVISIONS

         (a) Construction. This Agreement (i) is not intended to be a qualified plan under section 401(a) of the Internal Revenue Code of 1986, as amended, and
(ii) is intended to meet the requirements of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. This Agreement shall be administered, interpreted and construed to carry out such intentions, and any provision hereof that cannot be so administered, interpreted and construed shall to that extent be disregarded.


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         (b) Qualified and Nonqualified Plans not Affected. Any benefits payable pursuant to this Agreement are intended to be in excess of those, if any, payable under the Qualified Plan and the Nonqualified Plans.

         (c) Administration; Finality of Decisions. The Agreement shall be administered by the Committee. The Committee shall have all necessary powers to administer and interpret it. The Committee shall have full power and authority to adopt such rules, regulations and instruments for the administration of the Agreement, as it deems necessary or advisable. The Committee's interpretations of the Agreement, as well as all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on Bernstock and the Company.

         (d) Failure to Satisfy Conditions. If Bernstock shall fail to satisfy any of the conditions set forth in Section 6, the Company shall not be obligated after such failure to pay any benefits remaining to be paid to or on behalf of Bernstock, provided that, in the case of any alleged failure to satisfy the conditions set forth in Section 6(a) or Section 6(b), all of the following shall have taken place:

             (i) the Secretary of the Company, at the direction of the Committee, shall have given written notice to Bernstock (hereafter referred to as the "Notice") setting forth with reasonable specificity
         (A) the alleged failure, and (B) the loss of rights to benefits that will occur unless Bernstock rectifies such failure to the satisfaction of the Committee within 30 days after his receipt of the Notice;


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             (ii) Bernstock shall not have rectified such failure to the reasonable satisfaction of the Committee within thirty (30) days after his receipt of the Notice; and

             (iii) the Secretary of the Company at the direction of the Committee and after the expiration of the thirty (30) day period referred to in clause (ii) above, shall have given written notice to the Bernstock that, in the opinion of the Committee, he has not rectified the failure.

         (e) Acceleration on Default. If the Company fails to pay in a timely manner the benefits due Bernstock or his beneficiary under this Plan and if the Company neglects to remedy such failure within thirty (30) days after having received written notice of it from Bernstock or his beneficiary, then the Company shall thereupon pay to Bernstock or his beneficiary as the case may be in full discharge of its obligations the lump-sum actuarial equivalent of all benefits remaining to be paid.

         (f) Actuarial Calculations. Whenever it shall be necessary or appropriate to make an actuarial calculation under this Agreement the same actuarial factors, assumptions and procedures shall be followed as are used under the Qualified Plan.

         (g) Withholding. The Company may withhold from any benefits to be paid under this Agreement such amounts as it determines are required to be withheld under the laws or regulations of any governmental authority.

         (h) Claims Procedure. Any claim for benefits under this Agreement shall be delivered in writing by Bernstock or his representative to the Committee in accordance with such rules as the Committee may from time to time establish. Within a reasonable time after receiving any


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claim for benefits under this Agreement, the Committee shall inform the claimant in writing whether such claim is allowed or denied. Any denial by the Committee of any claim for benefits under this Agreement shall be stated in writing by the Committee and delivered or mailed to the claimant and such notice shall be written in a manner calculated to be understood by the claimant and shall include (i) the specific reasons for the denial, including where appropriate, references to this Agreement, (ii) any additional information necessary to perfect the claim with an explanation of why the information is necessary and
(iii) an explanation of the procedure for perfecting the claim. The claimant shall have sixty (60) days after receipt of written notification of denial of his claim in which to file a written appeal with the Committee. As a part of any such appeal, the claimant may submit issues and comments in writing and shall, on request, be afforded an opportunity to review any documents pertinent to the perfection of his claim. The Committee shall render a written decision on the claimant's appeal ordinarily within sixty (60) days of receipt thereof but, in no case, later than one hundred twenty (120) days.

         (i) No Employment Rights. Neither the action of the Company in entering into this Agreement, nor any action taken by it or by the Board or the Committee under this Agreement, nor any provision of this Agreement, shall be construed as giving to Bernstock the right to be retained in the employ of the Vlasic Group.

         (j) Unfunded Obligation. Bernstock and his beneficiary shall not have any right, title or interest whatsoever in any investments that the Vlasic Group may make to aid it in meeting its obligations under this Agreement. All benefits under this Agreement represent an unsecured promise to pay by the Company. The Company's obligations hereunder shall be unfunded and the


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benefits hereunder shall be paid only from the general assets of the Vlasic
Group resulting in Bernstock's having no greater rights than the Company's general creditors; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under this Agreement.

         (k) Rights Non-Transferable. To the extent permitted by law, no benefit under this Plan shall be transferable, alienable or assignable by Bernstock or his beneficiary, nor shall any such right, interest or benefit be subject to anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary. Any attempt, voluntary or otherwise, to effect any such action shall, to the full extent permitted by law, be null and void. If, by reason of any attempt of Bernstock or his beneficiary to alienate, charge, encumber or otherwise dispose of any benefit under this Agreement, or by reason of bankruptcy or insolvency, or because of any attachment, garnishment or other judicial or administrative proceedings, such benefit of Bernstock or his beneficiary would (except for this paragraph) be payable to some person other than Bernstock or his beneficiary, then the Committee may (in its sole discretion) terminate such benefit. Thereafter, the Committee may, in its sole discretion, apply all or any portion of the benefits that would otherwise have been payable, but for such termination, to the support and maintenance of Bernstock or his beneficiary, as the case may be, or of a dependent family member.

         (l) Facility of Payment. If the Committee finds that Bernstock or any beneficiary to whom a benefit is payable hereunder is unable to care for his affairs because of physical, mental or


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legal incompetence, the Committee, in its sole discretion, may cause any payment due to him hereunder for which prior claim has not been made by a duly qualified guardian or other legal representative to be paid to the person deemed by the Committee to be maintaining or responsible for the maintenance of Bernstock or his beneficiary; and any such payment shall be deemed a payment for the account of Bernstock or his beneficiary and shall constitute a complete discharge of any liability therefor under this Agreement. If Bernstock dies before receiving all the payments due him and without having a designated beneficiary, such payments shall be made to his estate.

         (m) Severability. In the event that any provision of this Agreement, shall be determined to be invalid or unenforceable for any reason, the remaining provisions shall be unaffected thereby and shall remain in full force and effect.

         (n) Notices.

             (i) Any instrument to be delivered under this Agreement to the Committee shall be deemed to have been properly delivered if and when received by the Secretary of the Company at the Company's principal place of business.

             (ii) Any instrument to be delivered under this Agreement to Bernstock or his beneficiary shall be deemed to have been properly delivered in each case if and when received by Bernstock or his beneficiary or upon deposit thereof, in a post office box regularly maintained by the United States Government, in an envelope, with first class mail postage, addressed to Bernstock or his beneficiary at his or her address as it appears from time to time on the books of the Company.


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SECTION 11. AMENDMENT, SUSPENSION OR TERMINATION

         The Board or its delegate may amend, suspend or terminate this Agreement in whole or part; but no such amendment, suspension or termination may adversely affect benefits accrued by Bernstock based upon his Years of Service to the date of such amendment, suspension or termination.

SECTION 12. GOVERNING LAW

         The provisions of this Agreement shall be construed, administered and enforced in accordance with the laws of the State of New Jersey.

SECTION 13. CHANGE IN CONTROL

         (a) Contrary Provisions. Notwithstanding anything contained in this Agreement to the contrary, the provisions of this Section 13 shall govern and supersede any inconsistent terms or provisions of this Agreement.

         (b) Definition of Change in Control. For purposes of this Agreement "Change in Control" means any of the following events:

                  (A) The acquisition in one or more transactions by any
             "Person" (as the term person is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"); provided, however, that for purposes of this Section 13(b)(A), the Voting Securities


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             acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

                  (B) The individuals who, as of the later of April 1, 1998 or the first date that the membership of the Board reaches seven (7), are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's shareowners, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

                  (C) Approval by the Company's shareowners of (1) a merger or consolidation involving the Company if the shareowners of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all


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             of the assets of the Company; or

                  (D) Acceptance by shareowners of the Company of shares in a share exchange if the shareowners of the Company, immediately before such share exchange, do not own, directly or indirectly immediately following such share exchange, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Subsidiaries, (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the shareowners of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition, (iii) any "Grandfathered Dorrance Family Shareowner" (as hereinafter defined) or (iv) any Person who has acquired such Voting Securities directly from any Grandfathered Dorrance Family Shareowner but only if such Person has executed an agreement that is approved by two-thirds of the Board and pursuant to which such Person has agreed that he (or they) will not increase his (or their) Beneficial Ownership (directly or indirectly) to thirty percent (30%) or more of the


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         outstanding Voting Securities (the "Standstill Agreement") and only for the period during which the Standstill Agreement is effective and fully honored by such Person. For purposes of this Section, "Grandfathered Dorrance Family Shareowner" means at any time a "Dorrance Family Shareowner" (as hereinafter defined) who or which is at the time in question the Beneficial Owner solely of (v) Voting Securities Beneficially Owned by such individual on April 1, 1998, (w) Voting Securities acquired directly from the Company, (x) Voting Securities acquired directly from another Grandfathered Dorrance Family
         Shareowner, (y) Voting Securities that are also Beneficially Owned by other Grandfathered Dorrance Family Shareowners at the time in question, and (z) Voting Securities acquired after April 1, 1998 other than directly from the Company or from another Grandfathered Dorrance Family Shareowner by any "Dorrance Grandchild" (as hereinafter defined); provided that the aggregate amount of Voting Securities so acquired by each such Dorrance Grandchild shall not exceed five percent (5%) of the Voting Securities outstanding at the time of such acquisition. A "Dorrance Family Shareowner" who or which is at the time in question the Beneficial Owner of Voting Securities that are not specified in clauses (v), (w), (x), (y) and (z) of the immediately preceding sentence shall not be a Grandfathered Dorrance Family Shareowner at the time in question. For purposes of this Section, "Dorrance Family Shareowners" means individuals who are descendants of the late Dr. John T. Dorrance, Sr. and/or the spouses, fiduciaries and foundations of such descendants. A "Dorrance Grandchild" means, as to each particular grandchild of the late Dr. John T. Dorrance, Sr., all of the following taken collectively:


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         such grandchild, such grandchild's descendants and/or the spouses, fiduciaries and foundations of such grandchild and such grandchild's descendants.

         Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

         (c) Definition of Cause. For purposes of this Agreement, "Cause" means the termination of Bernstock's employment by reason of his engaging in conduct that constitutes willful gross misconduct that is demonstrably and materially injurious to the Company, monetarily otherwise, misappropriation of funds, willful and material misrepresentation to the directors of the Company, gross negligence in the performance of Bernstock's duties having a material adverse effect on the business, operations, assets, properties or financial condition of the Company or a Subsidiary, or entering into competition with the Company or a Subsidiary. No act, nor failure to


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act, on Bernstock's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company and its Subsidiaries.

         (d) Definition of Termination Following a Change in Control. For purposes of this Agreement, "Termination Following a Change in Control" means a termination of employment:

             (i)  initiated by the Company, other than for Cause; or

             (ii) initiated by Bernstock following one or more of the following events:

                  (A) an assignment to Bernstock of any duties materially inconsistent with, or a reduction or change by the Company in the nature or scope of the authority, duties or responsibilities of Bernstock from those assigned to or held by Bernstock immediately prior to the Change in Control;

                  (B) any removal of Bernstock from the positions held immediately prior to the Change in Control, except in connection with promotions to positions of greater responsibility and prestige;

                  (C) any reduction by the Company in Bernstock's compensation as in effect immediately prior to the Change in Control or as the same may be increased thereafter;

                  (D) revocation or any modification of any employee benefit plan, or any action taken pursuant to the terms of any such plan, that materially reduces Bernstock's opportunity to receive benefits under such plan;

                  (E) a transfer or relocation of the site of Bernstock's employment immediately preceding the Change in Control, without his express written consent, to a location


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more than fifty (50) miles distant therefrom, or that is otherwise an unacceptable commuting distance from Bernstock's principal residence at the date of the Change in Control; or

                  (F) a requirement that Bernstock undertake business travel to an extent substantially greater than his business travel obligations immediately prior to the Change in Control.

         (e) Termination of Employment. If Bernstock has a Termination following a Change in Control within two (2) years following a Change in Control, the Company shall, within thirty (30) days, pay to him a lump sum cash payment equal to the lump sum Actuarial Equivalent of his accrued benefit as of the date of his Termination Following a Change in Control; provided, however, that for this purpose, the term Actuarial Equivalent shall have the same meaning as such term is used in the Qualified Plan as in effect at the date of termination.

         (f) Amendment or Termination.

             (i) This Section 13 shall not be amended or terminated at any time.

             (ii) For a period of two (2) years following a Change in Control, this Agreement shall not be terminated or amended in any way, nor shall the manner in which this Agreement is administered be changed in a way that adversely affects Bernstock's right to existing or future Company-provided benefits or contributions provided hereunder, including, but not limited to, any change in, or to, the eligibility requirements, benefit formulae and manner and optional forms of payments.

             (iii) Any amendment or termination of this Agreement prior to a Change in Control that (A) was at the request of a third party who has indicated an intention


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             or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control, shall be null and void and shall have no effect whatsoever.

             IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

                                        VLASIC FOODS INTERNATIONAL INC.

                                        By:_________________________________
                                             Name:
                                             Title:

                                        ____________________________________
                                        Robert F. Bernstock


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